ACQUISITION AGREEMENT

     THIS AGREEMENT (the "Agreement"), made as of the 20th day of April, 2005 between DIONICS INC., a Delaware corporation having an office at 65 Rushmore Street, Westbury, New York (hereinafter referred to as "Seller") and 65 RUSHMORE REALTY, LLC, a New York limited liability company with an office at 32-01 College Point Boulevard, Flushing, New York 11354 (hereinafter referred to as "Purchaser").

                      W I T N E S S E T H:

      WHEREAS, Seller is the owner of fee title to a certain parcel of real property and the improvements constructed thereon located at 65 Rushmore Street, Westbury, New York (Section and Block 11073, Lot 00250) being more particularly described in
Exhibit   "A"  annexed  hereto  and  made  a  part  hereof   (the
"Property"); and

      WHEREAS, Seller wishes to sell to Purchaser all of Seller's right, title and interest in the Property; and

     WHEREAS, upon and subject to the terms and conditions herein contained (and the Exhibits hereto), Seller agrees to sell and convey and Purchaser agrees to purchase and acquire the Property.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and subject to the conditions herein set forth, the parties agree as follows:

     1. PURCHASE AND SALE. In accordance with and subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, and assign, and Purchaser agrees to purchase, acquire and assume, as the case may be, the Property;

           together with all and every right, title and interest of Seller in and to the Property except as otherwise provided herein;

            together   with   all  easements,   privileges,   and
appurtenances, thereunto belonging; and

           together with all rights of Seller in and to any and all leases, licenses, tenancies and occupancies made by Seller or at any time acquired by Seller in respect of the Property and except as otherwise provided herein, all rents, issues and profits arising from or out of such leases, licenses, tenancies and occupancies, nor existing or, subject to the terms of this Agreement, or hereafter created in respect of the Property up to and including the Closing Date (as hereinafter defined).

     2. PURCHASE PRICE. The Purchase Price for the Property is Nine Hundred Ninety ($990,000.00) Dollars, which shall be paid by Purchaser to Seller, as follows:

       a. Forty-Nine Thousand Five Hundred ($49,500.00) Dollars (the "Deposit"), on the signing of this Agreement, by check subject to collection, to the order of the Escrow Agent (for purposes of this Agreement, Seller's attorney, Certilman Balin Adler & Hyman, LLP shall be the "Escrow Agent") to be held in escrow in accordance with the terms of this Agreement; and

       b. Nine Hundred Forty Thousand Five Hundred ($940,500.00)
          Dollars on the Closing Date, certified funds, wire transfer of immediately available federal funds to an account or accounts designated by Seller or as otherwise directed by Seller on not less than three (3) business days written notice prior to the Closing Date. Seller shall have the obligation to direct Purchaser in writing to pay part or all of the Purchase Price due hereunder to the payment of any liens including mortgages on the Property and to pay any expense of Seller with respect to this transaction.

          The sale also includes all personal property, plumbing, heating, air-conditioning systems and all other fixtures and personal property attached or appurtenant to or used in connection with the operation of the Property, if any, owned by Seller presently on the Property, which is appurtenant to or used in the operation thereof. Notwithstanding the foregoing, Purchaser acknowledges and agrees that all items of personality installed by Seller in connection with Seller's business operations, whether attached to the Property or movable, shall not be deemed personality included in the sale and shall remain the personal property of Seller.

     3. PERMITTED EXCEPTIONS. Seller shall convey and Purchaser shall accept title to the Property in accordance with the terms of this Agreement subject to the following (collectively the "Permitted Exceptions"):

       a. Any state of facts an accurate survey would show of the Property provided such state of facts (x) does not prohibit the continued current use of the Property, and (y) does not render title unmarketable or reduce the value of the Property.

       b. The exceptions listed on Exhibit "B" annexed hereto, and made a part hereof (the "Additional Permitted Exceptions").

     4. SERVICE AND EMPLOYMENT AGREEMENTS. Any and all existing service and employment contracts will remain in the name of
Seller.   Any obligations under any and all existing service  and
employment contracts will remain the obligation of Seller, with no obligations whatsoever to Purchaser.

     5. VIOLATIONS. Seller, at Seller's sole cost and expense, shall be obligated to remove all notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued both prior to and subsequent to the date hereof by any governmental department having authorization as to lands, housing, buildings, fire, health, labor, zoning and use conditions affecting all or any portion of the Property. Seller shall deliver copies of documents evidencing the removal of the foregoing to Purchaser no less than five (5) days prior to the Closing Date.

     6.   CONDITION OF PROPERTY/CERTIFICATE OF OCCUPANCY.

       a. Purchaser acknowledges that it has fully examined the Property and is purchasing the Property in an "as is" condition "with all faults" and specifically and expressly without any warranties, representations or guarantees, from or on behalf of the Seller and its agents, except as otherwise set forth in this Agreement.

       b. It shall be a condition of Closing that a valid and existing Certificate of Occupancy, or other required certificate of compliance, or evidence that none was required, covering the buildings and all of the other improvements located on the Property authorizing the continued current use of the Property has been issued by the municipality having jurisdiction over the Property. Subject to the provisions of Paragraph 7 below, Seller shall deliver a valid and subsisting Certificate of Occupancy, or other required certificate of compliance, or evidence that none was required, covering the buildings and all of the other improvements located on the Property authorizing the continued current use of the Property.

       c. Purchaser may enter upon the Property at any time or times during the effectiveness of this Contract for the purpose of performing environmental tests, including invasive testing to the soil and the ground water (such environmental tests, together with such entry upon the premises is as necessary to perform them, being collectively referred to herein as the "Due Diligence"), provided the premises is not damaged thereby or, if damaged, the premises is returned to the condition it was in prior to such Due Diligence. Notwithstanding anything herein to the contrary, Purchaser shall have a period of sixty (60) days from the date of Seller executing this Agreement ("Due Diligence Period") to conduct the Due Diligence. If purchaser shall find a Hazardous Condition or violation of any applicable Environmental Laws as defined below, Purchaser shall have the right, by written notice to Seller, to cancel this Contract on or before the expiration of the Due Diligence Period and promptly receive a return of the Downpayment from the Escrowee subject, however, to the Seller's right to cure such Hazardous Condition or violation of any applicable Environmental Laws in which event Purchaser shall be required to close title, however nothing contained herein shall require Seller to cure such Hazardous Condition or violation of any applicable Environmental Laws. In the event Purchaser does not give such written notice of termination to Seller on or before the expiration of the Due Diligence Period, the Purchaser's right to terminate hereunder shall automatically expire and the parties shall continue to perform their respective obligations hereunder. Purchaser shall indemnify and save harmless Seller from and against any and all damages for liability resulting solely from Purchaser's negligence or willful misconduct in performing the Due Diligence.

       d. Notwithstanding anything to the contrary contained in this Contract, in the event that the Purchaser's Phase I or Phase II environmental investigation of the Premises during the Due Diligence Period discloses (1) the presence of any Hazardous Substances on or about the Premises or (2) a violation of any applicable Environmental Laws which require remediation, the Purchaser shall (i) provide Seller with a copy of its environmental reports, which environmental reports shall include recommendations and a cost estimate to remedy such condition, and
          (ii) have the option to be exercised by written notice to Seller given by no later than the date of the expiration of the Due Diligence Period to terminate this Contract and receive a refund of the Downpayment made hereunder and in such event, neither party shall have any further claims against the other by reason of this Contract except, as expressly set forth in this Contract as surviving the termination of this Contract. In no event shall the Purchaser have the right to adjourn the closing date as a result of such environmental condition nor shall such remediation be a condition of closing. "Environmental Laws" as used herein means any federal, state, local or foreign law, treaty judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction or requirement, whether now or hereinafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material. "Hazardous Substances" as used herein means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or chemical, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under Environmental Laws.

       e. Seller represents that, to the best of its knowledge, the Property is in compliance with any and all applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions and any governmental or quasi-governmental entity or of any person or entity. Seller represents that the Property is in compliance with any environmental or occupational protection, pollution, subdivision or land use laws, rules, regulations, orders or requirements including but not limited to, those pertaining to the handling, generating, treating, storing or disposing of any hazardous waste material or substance.

       f. Purchaser acknowledges that Seller is presently occupying the Property, is the sole occupant and tenant of the Property, that no other person or entity has any rights to occupy the Property, and it is a material condition of this Agreement that Seller shall continue to occupy the Property after Closing in accordance with the Lease annexed hereto as Exhibit "C" (the "Lease") which shall be executed by Purchaser and Seller at Closing. Accordingly, Purchaser acknowledges and agrees that Seller shall not be obligated to remove any of its personal property from the Property prior to Closing and the Property will not be delivered vacant, broom clean and free of all tenancies at Closing.

     7.   TITLE INSURANCE REPORT.

       a. Purchaser shall promptly order a title insurance commitment and furnish a copy of such commitment to Seller promptly upon receipt. If Purchaser does not deliver such commitment to Seller's attorney within ten (10) days prior to the Closing Date, then Seller may give Purchaser notice of its failure to provide such commitment, and if Purchaser does not furnish such commitment within five (5) days of delivery of such notice to Purchaser's attorney, then Purchaser shall be deemed to have accepted any and all such defects which were or would have been revealed by such title insurance commitment. Purchaser shall not be barred from raising any title objections which do not appear of record or which appear of record subsequent to receipt of the commitment. Upon receipt of Purchaser's title insurance commitment, Seller shall eliminate all defects which are not Permitted Exceptions and which Purchaser has not accepted in writing. In the event Seller is unable to eliminate such defects by the Closing Date, either party, by giving written notice to the other party, may elect to adjourn the Closing Date, for a period not to exceed thirty (30) days from the Closing Date in the aggregate in order to provide Seller with additional time in which to eliminate such defects. However, Seller shall not be required to bring any action or proceeding or otherwise incur any expense to remove any Title Defect. The existence of any taxes, liens, or encumbrances, other than the Permitted Exceptions, shall not be objections to title if properly executed instruments necessary to satisfy the same are delivered to the Purchaser's title company (the "Title Company") at or before the Closing, together with recording and filing fees, if any, so that the Title Company may omit such taxes, liens, or encumbrances from its schedule of exceptions to title.

       b.   If, after the period and undertakings specified in Section
          7(a) above, Seller is unable to convey title to the Property on the Closing Date in accordance with the provisions of this Agreement (i.e., subject only to the Permitted Exceptions), then at any time thereafter on or before the Closing Date, Purchaser may elect to take such title as Seller can convey or transfer and to deduct from the Purchase Price (i) liens, charges, claims and encumbrances of a definite of ascertainable amount, and (ii) the cost of any deletions and changes and any additional title endorsements provided by the Purchaser's title insurance company. If Purchaser shall not so elect, Purchaser may elect to terminate this Agreement, such termination to be effective immediately upon giving written notice of same to Seller. Upon such termination, the Purchaser shall be entitled to receive the Deposit, plus accrued interest earned thereon, from the Escrow Agent and this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations and liability except as otherwise provided herein.

       c. Purchaser, at Purchaser's expense, shall promptly order and furnish to Seller, a survey by a licensed surveyor, acceptable to Purchaser and the Title Company, of the Property which shall describe the Property, be dated after the date hereof, and contain a surveyor's certificate in favor of Purchaser and the Title Company in form satisfactory for, among other things, deletion of the standard survey exception from the title insurance policy and consistent with and as required by the next succeeding sentence. The survey will show (i) the location of the perimeter of the land by courses and distances and its square footage, (ii) the location of all improvements and the relationship thereof by distances to the perimeter of the land, the building lines, and the street lines, (iii) any easements and rights-of-way, (iv) any building lines, (v) the lines of the streets abutting the land and the width thereof, (vi) any encroachments and the extent thereof in feet and inches upon the land, and (vii) any encumbrances of a physical nature (the "Survey"). Following receipt of the Survey, Purchaser shall have the same rights to object to facts shown on such survey, and Seller shall have the same obligations to cure said objections, as each party has with respect to defects in title as set forth in Paragraph 7(a) and (b) hereof.

       d. The existence of any mortgage, other lien or encumbrance which Seller is obligated or otherwise agrees to discharge, shall not be an objection to title, provided that (x) instruments for the discharge of same are in compliance with Paragraph 7(f) below, together with recording and/or filing fees, and (y) the payment of said lien is deducted from the balance of Purchase Price paid on the Closing Date. Unpaid liens for taxes, water charges and assessments shall not be objections to title, but the amount thereof, plus interest and penalties thereon, shall be deducted from the Purchase Price, and allowed to Purchaser, subject to the provisions for apportionment of such charges contained herein.

       e. If, on the Closing Date, the Property or any part thereof shall be or shall have been affected by assessments which are, or which may become, payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all of the unpaid installments of any such assessments which are, or which may become, payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all of the unpaid installments of any such assessments, including those which are to become due and payable after the Closing Date, shall be deemed to be due and payable and shall be deemed liens upon the Property, and shall be prorated on the Closing Date.

       f. Seller agrees to execute and deliver to the Title Company any instrument or deposit, including any consents, indemnities or affidavits, required of Seller to remove or discharge an objection to title or defect in marketability or to indicate the terms and reduced amount of any mortgage or other lien on the Property. Such deliveries shall be in such form, terms, conditions and amount and be made in such manner as may be required by the Title Company to insure title and to satisfy said company sufficiently for them to either certify the said facts and/or omit any exception to title and/or guarantee to Purchaser against collection of any item out of the Property. Said instrument shall also be satisfactory in form to any mortgage lender procured by Purchaser.

     8. APPORTIONMENTS. As Seller will be simultaneously entering into the Lease on the Closing Date that provides for payment by Seller, as Tenant, of all expenses in connection with the use and occupancy of the Premises, there will be no adjustments at Closing for real estate taxes, water charges, sewer rents, and fuel. The only adjustments which may be due at Closing are for sums which are required to be paid by either party to the other at the Closing pursuant to the provisions of this Agreement. In addition, Seller shall continue to pay all utilities servicing the Property so required to obtain final readings for such utilities.

     9. EXISITING LEASES. The parties acknowledge that Seller is the current and sole occupant of the Property and that Seller has no lease, license or occupancy agreement for said Property. Seller shall not be permitted to amend, modify or renew any lease of all or any portion of the Property and enter into any new lease for any portion of the Property that may now or hereafter become vacant without the written consent of the Purchaser.

           Seller indemnifies and holds Purchaser harmless from and against any and all loss, cost, liability, damage and expense, including reasonable attorneys' fees, arising out of a breach of the foregoing representation. The foregoing shall survive the Closing Date.

     10.  CERTIORARI.

       a. Seller represents and Purchaser acknowledges that there is currently a certiorari proceeding pending for the reduction of the assessed valuation of the Property and Seller instituted said proceeding. If there is a proceeding pending, Seller may not settle such proceedings without Purchaser's written consent, which shall not be unreasonably withheld. If there is not a proceeding pending, Seller, at Purchaser's request and expense, shall institute a tax reduction proceeding for the year in which the Closing Date occurs.

       b. The provisions of this Paragraph 10 shall survive the Closing Date.

     11.  CASUALTIES.

       a. Seller represents, warrants and covenants as of the date hereof and the Closing Date that it (x) maintains the insurance policy on the Property as more fully detailed on Exhibit "D" hereto (the "Insurance Policy") and (y) shall maintain, and pay the premiums for, the Insurance Policy for the term of this Agreement through the Closing Date. The provisions of this Paragraph 11(a) shall survive the Closing Date.

       b. If between the date of this Agreement and the Closing Date, all or any part of the Property is damaged by fire or other casualty, then notwithstanding the provisions of any statute to the contrary, Seller shall give Purchaser written notice of any fire or casualty occurring prior to the Closing Date within five
          (5) business days after Seller has received actual notice of such occurrence.

       c. If, as a result of such fire or casualty, the estimated cost of restoration of the Property is in excess of twenty (20%) percent of the Purchase Price, Purchaser shall have the right to cancel this Agreement by written notice to the Seller within a reasonable amount of time after Purchaser receives the foregoing notice. The cost of restoring the Property, for the purposes of this provision, shall be determined by the written estimate of a reputable contractor mutually agreeable to Seller and Purchaser which estimate shall be conclusive. In the event of such cancellation by the Purchaser, the Deposit, plus accrued interest earned thereon, shall be returned to Purchaser, whereupon neither party shall have any further liability to the other hereunder.

       d. If the Property is damaged by fire or other casualty, prior to the Closing Date, and the estimated cost of restoring the Property is equal to or less than twenty (20%) percent of the Purchase Price, or if the cost of restoration is in excess of twenty (20%) percent of the Purchase Price and Purchaser does not terminate this Agreement pursuant to subparagraph (c) hereof, then this Agreement shall remain in full force and effect and title shall nevertheless close without any abatement in the Purchase Price or any liability or obligation on the part of Seller by reason of such damage or destruction except that the Purchase Price shall be reduced in an amount equal to the deductible on the Insurance Policy; and provided further that on the Closing Date, Seller shall execute and deliver to Purchaser an assignment of Seller's right to any proceeds of any hazard insurance policies covering such damage or destruction. In addition, on the Closing Date, the proceeds (if any) actually collected and retained by Seller under the provisions of the hazard insurance policies covering the Property, less costs actually incurred by Seller in connection therewith, including but not limited to reasonable legal fees, shall be transferred to Purchaser.

     12.  CONDEMNATION.

       a. If between the date of this Agreement and the Closing Date, all or a substantial part of the Property (or any part of the Property that causes the Property to be uneconomical, in Purchaser's or Seller's reasonable opinion) is taken in condemnation or by eminent domain proceeding, or Seller receives a written notice stating that such a proceeding may occur with respect to the Property, Purchaser and Seller shall each have the option to terminate this Agreement and upon such an election by notice to the other party given in accordance with paragraph 21 herein, and this Agreement shall be deemed terminated and of no further force and effect and the Deposit, plus accrued interest earned thereon, shall be returned to Purchaser, whereupon neither party shall have any further liability to the other hereunder. The party making such an election shall make such election within a reasonable amount of time after notice of such proceeding. Seller must advise Purchaser within three (3) days of any intent by any governmental agency's intent to condemn the Property or a portion thereof, to exercise eminent domain or of any notice of any such or similar proceeding.

       b. If the neither party exercises the option to terminate this Agreement provided in (a) above, there shall be a reduction in the balance due on the Closing Date to be paid by Purchaser to Seller on the Closing Date by an amount equal to all awards, if any, paid to Seller prior to the Closing Date for the taking by eminent domain, and Seller shall execute and deliver to Purchaser an assignment of Seller's rights to any other proceeds and awards for the taking by eminent domain which are made after the Closing Date.

     13.  SELLER'S REPRESENTATIONS.

       a. In addition to the representations contained elsewhere in this Agreement, Seller represents that as of the date of this Agreement and on the Closing Date that:

             i.   It has the power and authority to enter into this Agreement and to consummate the transaction provided for herein; (b) this Agreement is a valid and binding agreement of Seller; (c) the person executing this Agreement has the authority to do so and the power to bind Seller thereby; (d) neither the execution of this Agreement nor consummation of the transaction contemplated hereunder requires the consent of any other person, firm, corporation, court, governmental or quasi-governmental authority nor will either such execution or consummation constitute a violation or breach by Seller of any agreement to which Seller is a party or court order or decree;

             ii.  It has not received any written notice of any condemnation or eminent domain proceeding with regard to all or any part of the Property;

             iii. No prior tenant or any third party has or had any lease or agreement conferring any right or estate in all or any portion of the Property including, without limitation, any option or right of first refusal to purchase all or any portion of the Property;

             iv.  There are no tenants at the Property other than Seller and that no party other than Seller is in possession, or has any rights to occupy or possess any portion, of the Property.

             v.   That Seller, as the sole occupant of the Property, has no
               security deposit and has no written lease, occupancy or license or other agreement governing Seller's occupancy of the Property.

             vi.  It is not now a party to any litigation with respect to the
               Property and Seller knows of no litigation affecting the Property and Seller shall give to Purchaser prompt notice of the institution or threat of any such litigation prior to the Closing Date;

             vii. It now owns legal and beneficial title to the Property, free and clear of all liens and encumbrances, except for the Permitted Exceptions;

             viii.     It agrees to not suffer any default in the payment of
               principal or interest or in the maintenance of the Property or any other condition which may permit the holder of any mortgage encumbering the Property to declare the same due and payable; all existing mortgages are non-participating and there has been no modifications thereto which have not been exhibited to Purchaser;

             ix.  It has not transferred or agreed to transfer any development or air rights pertaining to the Property and has no knowledge of such transfer or agreement to do so by any former owner of the Property;

             x.   It has not received notice of any mechanic's liens, sidewalk assessments, emergency repair liens or notices to repair sidewalks; and

             xi.  It is not a "foreign person", as such term is defined in the
               Internal Revenue Code of 1986, as amended (the "Code).

           The provisions of this Paragraph 13(a) shall survive the Closing Date.

       b. Between the date of this Agreement and the Closing, Seller shall continue to operate, maintain and repair the Property in its usual and customary manner.

     14. PURCHASER'S REPRESENTATIONS. Purchaser represents as of the date of this Agreement and as of the Closing Date that (a) it has the  power  and  authority to enter into this  Agreement  and  to
consummate  the  transaction  provided  for  herein;   (b)   this
Agreement is a valid and binding agreement of Purchaser; (c) the person executing this Agreement has the authority to do so and the power to bind Purchaser thereby; (d) neither the execution of this Agreement nor consummation of the transaction contemplated hereunder requires the consent of any other person, firm, corporation, court, governmental or quasi-governmental authority nor will either such execution or consummation constitute a violation or breach by Purchaser of any agreement to which Purchaser is a party or court order or decree.

     15. CLOSING DATE. Closing will take place at the offices of Certilman Balin Adler & Hyman, LLP, the attorneys for Seller, at 90 Merrick Avenue, 9th Floor, East Meadow, New York 11554, at 10:00 a.m. on or about May _26, 2005. The location of the closing is subject to change in the event Purchaser's financing institution so requires.

     16.  DOCUMENT DELIVERY.

       a.   Seller shall, on the Closing Date:

             i.   Deliver to Purchaser or Purchaser's designee a Bargain and
               Sale Deed with covenants, in proper statutory form for recording, duly executed and acknowledged, with revenue stamps in proper amount affixed thereto by Seller so as to convey to Purchaser fee simple title to the Property, free and clear of all liens, encumbrances and title defects, except for the Permitted Exceptions;

             ii.  Deliver to Purchaser or Purchaser's designee a Certification of Non-foreign Status duly executed and containing such other information as may be required by Internal Revenue Code Section 1445 and the regulations issues thereunder. Anything herein contained to the contrary notwithstanding, in the event that Seller is a "foreign person" (as defined in Internal Revenue Code
               Section 1445) or in the event that Seller fails or refuses to deliver the Certification of Non-foreign Status, as aforesaid, or in the event that Purchaser receives notice from any Seller-transferor's agent or Purchaser-transferee's agent (each as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder) that, or Purchaser has actual knowledge that, said Certification is false, Purchaser shall deduct and withhold from the Purchase Price under this Agreement a tax equal to ten percent (10%) thereof, as required by Internal Revenue Code
               Section 1445. In the event of any withholding, Seller's obligation to deliver title hereunder shall not be excused or otherwise affected. Purchaser shall pay over such withheld amount to the Internal Revenue Service together with filing such form as may be required thereby and Seller, in the event of any claimed over-withholding shall be limited solely to an action against the Internal Revenue Service for a refund, and hereby waives any right of action against Purchaser on account of such withholding. The provisions of this Paragraph 16(ii) shall survive the Closing Date;

             iii. Execute and deliver to Purchaser or Purchaser's designee the
               Lease;

             iv.  Deliver to Purchaser or Purchaser's designee a letter authorizing the Escrow Agent to disburse the Deposit to Seller;

             v.   Deliver to Purchaser or Purchaser's designee such other
               documents as required by this Agreement and such other documents that are reasonably required by Purchaser, Purchaser's lender, if any, and the Title Company.

       b.   Purchaser shall, on the Closing Date:

             i.   Deliver the balance of the Purchase Price, subject to
               adjustment as provided in this Agreement, by immediately available federal funds transferred by wire to such account(s) in such bank(s) as Seller shall designate; or by certified or official bank check(s) to Seller and/or its designees, at Seller's option;

             ii.  Execute and deliver the Lease;

             iii. Deliver to Seller, a letter authorizing the Escrow Agent to disburse the Deposit to Seller;

             iv.  Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing;

             v.   Deliver to Seller such other documents as are required by
               this Agreement to be delivered by Purchaser or as reasonably requested by Seller and/or the Title Company in order to effectuate the provisions of this Agreement.

     17.  TRANSFER TAXES.

       a. Seller and Purchaser agree to execute (where applicable) and to otherwise cooperate with the other in the preparation and filing of any state or local transfer or gains tax or other documents or affidavits required to transfer title as contemplated by this Agreement.

       b.   On the Closing Date, Seller shall pay the New York State
          Real Estate Transfer Tax due and payable in connection with the payment by Purchaser of the Purchase Price. Purchaser shall pay the charges necessary to record the deed and for the premium for any title insurance desired by Purchaser.

       c. Seller indemnifies Purchaser against, and holds Purchaser harmless from, any claim, judgment, loss, liability, cost of expense (including reasonable attorneys' fees and disbursements, court costs and litigation expenses) that may be imposed upon, incurred by or asserted against Purchaser or the Property by reason of Seller's failure to pay any taxes, interest and/or penalties required to be paid by Seller in accordance with the provisions of this Paragraph 17, however, delivery of the transfer taxes to the Title Company shall be deemed full compliance by Seller in Seller's obligation to pay such taxes.

       d. The provisions of this Paragraph 17 shall survive the Closing Date.

     18. ASSIGNMENT. This Agreement may not be assigned by Seller or Purchaser without the written consent of the other except as expressly provided in Paragraph 30 hereof.

     19. RECORDATION. Seller and Purchaser hereby agree that each party shall not record this Agreement.

     20. BROKERAGE. Purchaser and Seller warrant and represent to each other that no broker, person, corporation or entity was in any way instrumental or had any part in bringing about this transaction other than Michael Rescigno of Prudential Douglas Elliman Real Estate. Seller shall pay any and all commissions
due  to  Prudential Douglas Elliman Real Estate.   Purchaser  and
Seller agree that should any claim be made for commissions by any broker, person, corporation or entity other than specifically named in this paragraph, arising by, through or on account of any act of Purchaser or of Purchaser's representatives or of Seller or Seller's representatives, respectively, each shall indemnify, defend and hold the other harmless from and against all claims, liability, expense or damage, including without limitation,
reasonable   attorney's  fees,  in  connection  therewith.    The
provisions of this Paragraph 20 shall not be deemed to be for the benefit of any third party. The provisions of this Paragraph 20 shall survive the Closing Date or earlier termination of this Agreement.

     21. NOTICES. All notices, demands, requests and elections which are required or desired to be given shall be in writing, and shall be sent by personal delivery, facsimile transmission, Federal Express, Express Mail or by the United States Registered or Certified Mail, Return Receipt Requested, postage paid, addressed to Seller at:

                         DIONICS INC.
                         65 Rushmore Street
                         Westbury, New York 11590

     with a copy to:

                         David M. Kaye, Esq.
                         Danzig Kaye Cooper Fiore & Kay, LLP
                         30A Vreeland Road, Suite 230
                         P.O. Box 333
                         Florham Park, New Jersey 07932

                         and

                         Howard M. Stein, Esq.
                         Certilman Balin Adler & Hyman, LLP
                         90 Merrick Avenue - 9th Floor
                         East Meadow, New York 11554

     and to Purchaser at:

                         65 Rushmore Realty LLC
                         32-01 College Point Boulevard
                         Flushing, New York 11354
                         Attn:  Robert Foschi

     with a copy to:

                         Jamie Andrew Schreck, P.C.
                         352 Seventh Avenue, 10th Floor
                         New York, New York 10001

     All notices shall be deemed given on the earlier of the date of actual receipt or two (2) days after the date of mailing. Any notices which either party may be required to give or may desire to give; any consents by either party under this Agreement; and any adjournments of the Closing Date may be given or consented to by the attorney for such party with the same force and effect as if given or consented to by such party. In order to effectuate a change of address, the party requesting the change shall send a notice to all parties required to receive notice pursuant to this Paragraph 21.

     22. TITLES. The titles herein are inserted only as a matter of convenience and for reference only and in no way define, limit or describe the scope or intent of this Agreement or any provisions hereof, nor in any way affect this Agreement and the terms and provisions hereof.

     23.  APPLICABLE LAW.  The laws of the State of New York shall
govern   the  validity,  performance  and  enforcement  of   this
Agreement.

     24. BINDING EFFECT. The submission of this Agreement to Purchaser shall not be construed as an offer, nor shall Purchaser, or any other person, corporation, or other entity have any rights with respect thereto, unless and until both Seller and Purchaser shall have executed this Agreement, and a fully executed copy is delivered to Purchaser or his attorney. This Agreement shall be binding upon the parties hereto and their successors and assigns. The terms and provisions of this Agreement shall create no right in any person, firm or corporation other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

     25. MERGER. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are
merged  into  this  Agreement.   This  Agreement  (including  the
Exhibits  attached  hereto) fully and  completely  expresses  the
agreement   of  the  parties  hereto  relating  to  the   matters
referenced herein, and that the same is entered into after full investigation, neither party relying upon any representation, express or implied warranties, guarantees, promises, statement, "setups", representations or information, not embodied in this Agreement, made by the other or by any real estate broker, agent, employee, servant or other person representing or purporting to represent such party.

     26. MODIFICATION. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged.

     27. GENDER. Whenever the context shall require, the singular shall include the plural, the plural shall include the singular and words of any gender shall be deemed to include words of any
other  gender.   As  used  herein,  Purchaser  shall  mean   each
individual   or   other  entity  signing  this  Agreement,   both
individually and collectively.

     28.  ESCROW PROVISIONS.

       a. Escrow Agent shall hold the proceeds of the check delivered to Escrow Agent for the Deposit, in escrow, in an interest-bearing account maintained at Astoria Federal Savings Bank, located at Bayshore, New York;

       b. The Deposit shall be held by the Escrow Agent until the Closing or sooner termination of this Contract and Escrow Agent shall pay over the interest or income earned thereon, if any, to the party entitled to the Deposit. The party receiving such interest or income shall pay any income taxes due thereon. If for any reason the Closing does not occur pursuant to the provisions of this Contract and either party makes a written demand upon Escrow Agent, in the manner required for notices, for payment of the Deposit, then Escrow Agent shall give written notice, in accordance with the provisions of section 21 to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment of the Deposit pursuant to the aforesaid demand within ten (10) days after the delivery of such notice by Escrow Agent, Escrow Agent is hereby authorized to make such payment in accordance with the aforesaid demand. If Escrow Agent receives written objection from the other party to the proposed payment of the Deposit pursuant to the aforesaid demand within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from Seller and Purchaser or a final judgment of a court of competent jurisdiction. Escrow Agent, however, shall have the right at anytime to deposit the Deposit with the Clerk of any Court of competent jurisdiction in the State of New York, and Escrow Agent shall give written notice of such deposit to the Seller and the Purchaser, and upon such deposit being made, Escrow Agent shall be discharged from all obligations and responsibilities hereunder. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their benefit.

       c. Seller represents that its Federal Employer Identification Number is 11-2166744; and Purchaser represents its Federal Employer Identification Number is 20-2027842.
          shall be executed and delivered by Seller and Purchaser on the Closing Date.

     29. REMEDIES/LEGAL FEES/LIQUIDATED DAMAGES. In the event of default by Seller under the terms of this Agreement, Purchaser shall have such remedies at law or in equity as Purchaser may
elect  including specific performance.   In any action  commenced
by  Purchaser against Seller hereunder, Purchaser may recover its
legal  fees  and  disbursements from Seller.   In  the  event  of
default by Purchaser under the terms of this Agreement, the damages due Seller by reason of such default shall be deemed liquidated in the amount of the Deposit provided for hereunder. Except with respect to any indemnities made by Purchaser to Seller hereunder, receipt of the amount of such Deposit shall be Seller's sole and complete remedy in the event of a default hereunder by Purchaser and Seller hereby waives any and all other remedies.

     30. MORTGAGE TAX. Seller agrees that Purchaser may obtain an assignment of Seller's existing mortgage, if any, for the purpose of mortgage tax savings provided Seller receives a release of its liability under the note secured by such mortgage at closing.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              Seller:

                              DIONICS, INC.


                              By: Bernard Kravitz
                              Title: President

                              Purchaser:

                              65 RUSHMORE REALTY, LLC


                              By:  Robert Foschi
                              Title:    Member